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AMERICAN
 |GENERAL
 |FINANCIAL GROUP
                                           ROBERT M. BEUERLEIN, FSA, MAAA
WRITER'S DIRECT NUMBER                     SENIOR VICE PRESIDENT & CHIEF ACTUARY
(713) 831-2738                             AGLD & Chief Actuary


                                OCTOBER 25, 2000

AMERICAN GENERAL LIFE INSURANCE COMPANY
2727-A ALLEN PARKWAY
HOUSTON, TEXAS 77019

DEAR LADIES AND GENTLEMEN:

THIS OPINION IS FURNISHED IN CONNECTION WITH THE REGISTRATION STATEMENT ON FORM S-6, FILE NO. 333-43264 ("REGISTRATION STATEMENT") OF SEPARATE ACCOUNT VL-R ("SEPARATE ACCOUNT VL-R") OF AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL") COVERING AN INDEFINITE NUMBER OF UNITS OF INTEREST IN SEPARATE ACCOUNT VL-R UNDER PLATINUM INVESTOR III (POLICY FORM NO. 00600) FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICIES ("POLICIES"). NET PREMIUMS RECEIVED UNDER THE POLICIES MAY BE ALLOCATED TO SEPARATE ACCOUNT VL-R AS DESCRIBED IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT.

I PARTICIPATED IN THE PREPARATION OF THE POLICIES AND I AM FAMILIAR WITH THEIR PROVISIONS. I AM ALSO FAMILIAR WITH THE DESCRIPTION CONTAINED IN THE PROSPECTUS. IN MY OPINION:

     THE ILLUSTRATIONS OF HYPOTHETICAL POLICY BENEFITS WHICH APPEAR IN THE PROSPECTUS (THE "ILLUSTRATIONS") ARE CONSISTENT WITH THE PROVISIONS OF THE POLICIES. THE ASSUMPTIONS UPON WHICH THESE ILLUSTRATIONS ARE BASED, INCLUDING THE CURRENT CHARGES AND THE .25% AND .60% REDUCTIONS IN THE DAILY CHARGES AFTER A SPECIFIED NUMBER OF YEARS, ARE STATED IN THE PROSPECTUS AND ARE REASONABLE. THE POLICIES HAVE NOT BEEN DESIGNED SO AS TO MAKE THE RELATIONSHIP BETWEEN PREMIUMS AND BENEFITS, AS SHOWN IN THE ILLUSTRATIONS, APPEAR DISPROPORTIONATELY MORE FAVORABLE TO PROSPECTIVE PURCHASERS OF POLICIES FOR PREFERRED RISK (THE BEST PREMIUM CLASS OFFERED BY AGL) NON-TOBACCO USER MALES AGE 55, THAN TO PROSPECTIVE PURCHASERS OF POLICIES FOR MALES AND FEMALES AT OTHER AGES WITHIN THIS PREMIUM CLASS OR ANY OTHER PREMIUM CLASS. THE PARTICULAR ILLUSTRATIONS SHOWN WERE NOT SELECTED FOR THE PURPOSE OF MAKING THE RELATIONSHIP APPEAR MORE FAVORABLE.

I HEREBY CONSENT TO THE USE OF THIS OPINION AS AN EXHIBIT TO THE REGISTRATION STATEMENT AND TO THE REFERENCE TO MY NAME UNDER THE HEADING "ACCOUNTING AND ACTUARIAL EXPERTS" IN THE PROSPECTUS.


                                /S/   ROBERT M. BEUERLEIN
                                -----------------------------
                                        ROBERT M. BEUERLEIN
                                        SENIOR VICE PRESIDENT & CHIEF ACTUARY



                        AMERICAN GENERAL LIFE COMPANIES
                    MEMBER AMERICAN GENERAL FINANCIAL GROUP
  2929-A Allen Parkway . Houston, TX 77019 . 713.831.2738 . Fax 713.831.8016 .
                             rbeuerlein@aglife.com